EXHIBIT  5.1


                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
                         17111 KENTON DRIVE, SUITE 204B
                              CORNELIUS, NC 28031
                               704-894-9760 PHONE
                             704-894-9759 FACSIMILE

SEPTEMBER  30,  2004


SENTICORE,  INC.
2410  HOLLYWOOD  BLVD.
HOLLYWOOD,  FLORIDA  33020

RE:  AMENDMENT  NO.  2  TO  FORM  S-8  REGISTRATION  STATEMENT

GENTLEMEN:

YOU HAVE REQUESTED THAT WE FURNISH YOU OUR LEGAL OPINION WITH RESPECT TO THE LEGALITY OF THE FOLLOWING DESCRIBED SECURITIES OF SENTICORE, INC. (THE "COMPANY") COVERED BY AMENDMENT NO. 2 TO A FORM S-8 REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT"), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE PURPOSE OF REGISTERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933:

-    AN  ADDITIONAL 5,000,000  SHARES  (THE "SHARES") OF COMMON STOCK, $.001 PAR
     VALUE, ISSUABLE PURSUANT TO THE SECOND AMENDED 2004 NON-QUALIFIED STOCK OPTION PLAN.

IN CONNECTION WITH THIS OPINION, I HAVE EXAMINED THE CORPORATE RECORDS OF THE COMPANY, INCLUDING THE COMPANY'S ARTICLES OF INCORPORATION, BYLAWS, AND THE MINUTES OF ITS BOARD OF DIRECTORS AND SHAREHOLDERS MEETINGS, THE SECOND AMENDED 2004 NON-QUALIFIED STOCK OPTION PLAN, THE REGISTRATION STATEMENT, AND SUCH OTHER DOCUMENTS AND RECORDS AS I DEEMED RELEVANT IN ORDER TO RENDER THIS OPINION.

BASED ON THE FOREGOING, IT IS MY OPINION THAT, AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND THE SHARES HAVE BEEN ISSUED AND DELIVERED AS DESCRIBED THEREIN, THE SHARES WILL BE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

THE COMPANY HAS BEEN ADVISED THAT THE SHARES ARE NOT ELIGIBLE FOR ISSUANCE WHERE SERVICES ARE IN CONNECTION WITH THE OFFER OR SALE OF SECURITIES IN A CAPITAL-RAISING TRANSACTION, OR THEY DIRECTLY OR INDIRECTLY PROMOTE OR MAINTAIN A MARKET FOR THE COMPANY'S SECURITIES.

I HEREBY CONSENT TO THE FILING OF THIS OPINION WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE REGISTRATION STATEMENT AND FURTHER CONSENT TO STATEMENTS MADE THEREIN REGARDING THIS FIRM AND USE OF MY NAME UNDER THE HEADING "LEGAL MATTERS" IN THE PROSPECTUS CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT.


     SINCERELY,


     /S/  HAROLD  H.  MARTIN,  ATTORNEY  AT  LAW